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EXHIBIT 4.3

LaBRANCHE & CO INC.

AND

U.S. Bank National Association,
as TRUSTEE

$200,000,000 9 1/2% SENIOR NOTES DUE 2009

AND

$260,000,000 11% SENIOR NOTES DUE 2012

INDENTURE

Dated as of May 18, 2004

i

EXHIBIT A	FORM OF FACE OF NOTE
EXHIBIT B	FORM OF CERTIFICATE FOR TRANSFER TO QIB
EXHIBIT C	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S
EXHIBIT D	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)	7.10
	(b)	7.10
	(b)(1)	7.10
311	(a)	7.11
	(b)	7.11
312	(a)	N.A.
	(b)	10.3
	(c)	10.3
313		7.6
314	(a)	3.18
	(a)(4)	3.5
316	(c)	9.4

N.A. means Not Applicable

NOTE:
This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

        INDENTURE, dated as of May 18, 2004, between LaBranche & Co Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association (the "Trustee"), as Trustee.

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's $200,000,000 9 1/2% Senior Notes due 2009 (together with any Exchange Notes (as defined below) issued in exchange therefor, the "2009 Senior Notes") and $260,000,000 11% Senior Notes due 2012 (together with any Exchange Notes (as defined below) issued in exchange therefor, the "2012 Senior Notes") issued hereunder.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.1.    Definitions.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Affiliate Transaction" has the meaning assigned to it in Section 3.16(a).

        "Agent Members" has the meaning assigned to it in Section 2.6(b).

        "AMEX" means the American Stock Exchange LLC or any successor operator of the American Stock Exchange.

        "Annual Incentive Plan" means the LaBranche & Co Inc. Annual Incentive Plan as in effect on the Issue Date or as amended from time to time as approved by a majority of the disinterested members of the Board of Directors (or a majority of the disinterested members of a committee thereof).

        "Asset Acquisition" means:

          (a)   an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary; or

          (b)   the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of:

          (a)   any Capital Stock of any Restricted Subsidiary; or

          (b)   any other property or assets (excluding Capital Stock) of the Company or any Restricted Subsidiary;

provided, however, that "Asset Sale" shall not include:

            (1)   a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $2.0 million;

            (2)   the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 4.1;

            (3)   any Restricted Payment made in accordance with Section 3.9;

            (4)   the sale, loan or pledge of Investment Securities in the ordinary course of business of the Company and its Restricted Subsidiaries;

            (5)   Sale and Leaseback Transactions involving up to $15.0 million in the aggregate after the Issue Date; or

            (6)   the disposition of obsolete or worn-out equipment or entering into operating leases for real property or equipment or subleases in respect thereof, in each case in the ordinary course of business.

        "Authenticating Agent" has the meaning assigned to it in Section 2.2(d).

        "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors.

        "Bankruptcy Event of Default" means:

          (1)   the entry by a court of competent jurisdiction of: (i) a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under the SIPA or any Bankruptcy Law or (ii) a decree or order (A) adjudging any Bankruptcy Party bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, any Bankruptcy Party under any Bankruptcy Law, (C) appointing a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, or (D) ordering the winding-up or liquidation of the affairs of any Bankruptcy Party and, in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

          (2)   (i) the commencement by any Bankruptcy Party of a voluntary case or proceeding under the SIPA or any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by any Bankruptcy Party to the entry of a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under the SIPA or any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any Bankruptcy Party, (iii) the filing by any Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by any Bankruptcy Party to the filing of such petition or to the appointment of or taking possession by a Custodian of any Bankruptcy Party or of any substantial part of the Property of any Bankruptcy Party, (v) the making by any Bankruptcy Party of an assignment for the benefit of creditors, (vi) the admission by any Bankruptcy Party in writing of its inability to pay its debts generally as they become due, (vii) the approval by stockholders of any Bankruptcy Party of any plan or proposal for the liquidation or dissolution of any Bankruptcy Party, or (viii) the taking of corporate action by any Bankruptcy Party in furtherance of any action referred to in clauses (i)—(vii) above; or

          (3)   the making of an application by the SIPC for a decree adjudicating that customers of the Company are in need of protection under the SIPA and the failure of the Company to obtain the dismissal of such application within 30 calendar days.

        "Bankruptcy Party" means the Company and any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Capital Stock" means:

          (a)   with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (b)   with respect to any Person that is not a corporation, any and all partnership, limited liability company interests or other equity interests of such Person.

        "Cash Equivalents" means:

          (a)   marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (b)   marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (c)   commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (d)   certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

          (e)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) entered into with any bank meeting the qualifications specified in clause (d) above; and

          (f)    investments in money market funds that invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

        "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

        "Change of Control" means the occurrence of one or more of the following events:

          (a)   any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (determined on a consolidated basis) to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture);

          (b)   the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

          (c)   any Person or Group, other than the Permitted Holders, becomes the beneficial owner (as defined by Section 13(d) of the Exchange Act) directly or indirectly, of more than 50% of the total voting power of the Capital Stock of the Company, and the Permitted Holders beneficially own, directly or indirectly in the aggregate, a lesser percentage of the total voting power of the Capital Stock of the Company than such Person or Group and do not have the right or ability by voting power, contract, or otherwise to elect or designate for election a majority of the Board of Directors (or any analogous governing body) of the Company; or

          (d)   the replacement of a majority of the Board of Directors of the Company over a consecutive 24-month period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

        "Change of Control Notice" means notice of a Change of Control Offer made pursuant to Section 3.15, which shall be mailed first-class, postage prepaid, to each record Holder of each series of Notes as shown on the Note Register within 30 days following the date upon which a Change of Control occurred, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:

          (1)   that a Change of Control has occurred, the circumstances or events causing such Change of Control, that a Change of Control Offer is being made pursuant to Section 3.15, and that all Notes of each series that are timely tendered will be accepted for payment;

          (2)   the amount of the Change of Control Payment and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed (other than as may be required by law);

          (3)   that any Notes of either series or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (4)   that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes of each series or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

          (5)   that any Holder electing to have any Notes of either series or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the

  Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that any Holder of either series of Notes shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes of such series delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

          (7)   that any Holder electing to have Notes of either series purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (8)   that any Holder of Certificated Notes of either series whose Certificated Notes are being purchased only in part will be issued new Certificated Notes of such series equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

          (9)   that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

          (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.15.

        "Change of Control Offer" has the meaning assigned to it in Section 3.15(a).

        "Change of Control Payment" has the meaning assigned to it in Section 3.15(a).

        "Change of Control Payment Date" has the meaning assigned to it in Section 3.15(b).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

        "Commission and NYSE Settlement" means the $63.5 million settlement on or about March 29, 2004, among the Company, the NYSE and the Commission paid by the Company to settle investigations by the NYSE and the Commission concerning specialist trading activity.

        "Commission Net Capital" means, at any time, the "net capital" of LaBranche computed in accordance with Rule 15c3-1.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Company" means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity that becomes such in accordance with Article IV.

        "Company Order" has the meaning assigned to it in Section 2.2(c).

        "Consolidated EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of:

          (a)   Consolidated Net Income; and

          (b)   to the extent Consolidated Net Income has been reduced thereby;

            (1)   all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or taxes attributable to Asset Sales outside the ordinary course of business);

            (2)   Consolidated Interest Expense;

            (3)   Consolidated Non-Cash Charges, less any non cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP; and

            (4)   any portion of the $63.5 million expense in respect of the Commission and NYSE Settlement paid or accrued during such period.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (a)   the Incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (b)   any Asset Sales, any disposition of assets excluded from the definition of Asset Sale pursuant to clause (3) thereof or any Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period, provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale, other disposition or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio":

          (1)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2)   if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3)   notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to the Company, for any period, the sum, without duplication, of:

          (a)   Consolidated Interest Expense; plus

          (b)   the product of:

            (1)   the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock and dividends paid on or accrued in respect of shares of the Company's Series B preferred stock outstanding as of the Issue Date and repurchased within 120 days thereof) paid, accrued or scheduled to be paid or accrued during such period; and

            (2)   a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to the Company, for any period, the sum of, without duplication:

          (a)   the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP including, without limitation, whether or not constituting interest expense in accordance with GAAP:

            (1)   any amortization of debt discount,

            (2)   the net costs under Interest Swap Obligations,

            (3)   all capitalized interest,

            (4)   the interest portion of any deferred payment obligation; and

          (b)   the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (a)   after-tax gains (but not losses) from Asset Sales or reserves relating thereto;

          (b)   extraordinary gains or losses;

          (c)   for purposes of calculating Consolidated Net Income pursuant to clause (3) of Section 3.9(a) only, the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

          (d)   the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the relevant time permitted by a contract, operation of law or otherwise;

          (e)   any increase (but not decrease) in net income attributable to minority interests in Restricted Subsidiaries;

          (f)    the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

          (g)   any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (h)   any gains or losses on early extinguishment of Indebtedness;

          (i)    the net after-tax effect of impairment charges related to intangible assets;

          (j)    in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, for purposes of calculating Consolidated Net Income pursuant to clause (3) of Section 3.9(a) only, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

          (k)   the cumulative effect of changes in accounting principles.

        "Consolidated Non-Cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge that requires an accrual of or a reserve for cash charges for any future period).

        "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 425 Walnut St. ML#CNOHW6CT, Cincinnati, Ohio 45202, Attention: Corp. Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

        "Covenant Defeasance" has the meaning assigned to it in Section 8.1(c).

        "Credit Agreement" means the Amended and Restated Credit Agreement between LaBranche and The Bank of New York, dated October 31, 2002, as amended, or any replacement or successor credit agreement on substantially the same terms as such credit agreement.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

        "Defaulted Interest" has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

        "Designation" has the meaning assigned to it in Section 3.17(a).

        "Designation Amount" has the meaning assigned to it in Section 3.17(a).

        "Disqualified Capital Stock" means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable, or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the 91st day after the final maturity date of the 2012 Senior Notes, or in the event that the 2012 Senior Notes are no longer outstanding, the final maturity date of the 2009 Senior Notes.

        "Distribution Compliance Period" means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

        "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

        "Equity Incentive Plan" means the LaBranche & Co Inc. Equity Incentive Plan as in effect on the Issue Date or as amended from time to time as approved by a majority of the disinterested members of the Board of Directors (or a majority of the disinterested members of a committee thereof).

        "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

        "Event of Default" has the meaning assigned to it in Section 6.1(a).

        "Excess Proceeds" means the amount by which the net cash proceeds from the sale of the Notes in the offering of the 2009 Senior Notes and the 2012 Senior Notes exceeds the sum of (i) the aggregate principal amount of the 2004 Notes and the 2007 Notes repurchased by the Company pursuant to the offer to purchase and consent solicitation dated April 5, 2004, (ii) the accrued and unpaid interest on such notes to the date of repurchase, (iii) the amount of the premium paid to the holders of such notes in connection with such repurchase and solicitation and (iv) the amount of the actual expenses incurred by the Company in connection with such repurchase and solicitation.

        "Excess Proceeds Offer" has the meaning assigned to it in Section 3.14(a).

        "Excess Proceeds Offer Amount" has the meaning assigned to it in Section 3.14(a).

        "Excess Proceeds Offer Notice" means notice of an Excess Proceeds Offer made pursuant to Section 3.14, which shall be mailed first class, postage prepaid, to each record Holder of Notes of each series as shown on the Note Register within 30 days following the Excess Proceeds Offer Trigger Date, with a copy to the Trustee, which notice shall govern the terms of the Excess Proceeds Offer and shall state:

          (1)   that an Excess Proceeds Offer is being made pursuant to Section 3.14, and that all Notes of such series that are timely tendered will be accepted for payment;

          (2)   the Excess Proceeds Offer Amount and the Excess Proceeds Offer Payment Date, which date shall be a Business Day no earlier than 30 days nor later than 60 days from the date the Excess Proceeds Offer Notice is mailed (other than as may be required by law);

          (3)   that any Notes of such series or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (4)   that, unless the Company defaults in the payment of the Excess Proceeds Offer Amount with respect thereto, all Notes of such series or portions thereof accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest from and after the Excess Proceeds Offer Payment Date;

          (5)   that any Holder of Notes of such series electing to have any Notes of such series or portions thereof purchased pursuant to the Excess Proceeds Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Proceeds Offer Payment Date;

          (6)   that any Holder of Notes of such series shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes of such series delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Excess Proceeds Offer;

          (7)   that any Holder electing to have Notes of such series purchased pursuant to the Excess Proceeds Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (8)   that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes of such series equal in principal amount to the unpurchased portion of the Certificated Note or Notes of such series surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

          (9)   that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

          (10) any other information necessary to enable any Holder to tender Notes of such series and to have such Notes purchased pursuant to Section 3.14.

        "Excess Proceeds Offer Payment Date" has the meaning assigned to it in Section 3.14(a).

        "Excess Proceeds Offer Trigger Date" has the meaning assigned to it in Section 3.14(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

        "Exchange Notes" means any of the Company's 9 1/2% Senior Notes due 2009 and 11% Senior Notes due 2012 issued and authenticated pursuant to this Indenture in a Registered Exchange Offer in exchange for a like principal amount of 2009 Senior Notes or 2012 Senior Notes, as the case may be, originally issued pursuant to an exemption from registration under the Securities Act and with terms substantially identical in all material respects to the Notes of such series (except that the transfer restrictions pertaining to the Notes of such series will be modified or eliminated, as appropriate), and any replacement Notes of such series issued therefor in accordance with this Indenture.

        "Exchange Offer Registration Statement" shall have the meaning assigned to such term in the Registration Rights Agreement.

        "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

        "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

        "Global Note" means any Note of either series issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

        "Holder" means the Person in whose name a Note is registered in the Note Register.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable, contingently or otherwise, in respect of such Indebtedness or other obligation on the balance sheet of such Person. Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

        "Indebtedness" means, with respect to any Person, without duplication:

          (a)   all Obligations of such Person for borrowed money;

          (b)   all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (c)   all Capitalized Lease Obligations of such Person;

          (d)   all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

          (e)   all letters of credit, banker's acceptances or similar credit transactions (including any Obligations for reimbursement in respect thereof);

          (f)    guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (a) through (e) above and clause (h) below;

          (g)   all Obligations of any other Person of the type referred to in clauses (a) through (e) that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

          (h)   all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

          (i)    all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        Notwithstanding anything to the contrary herein, "Indebtedness" shall not include any overnight borrowings of money by the Company or any Restricted Subsidiary Incurred in connection with the lending of Investment Securities which does not constitute Indebtedness under GAAP.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        "Indenture" means this Indenture as amended or supplemented from time to time, including the Exhibits hereto.

        "Independent Financial Advisor" means a qualified accounting, appraisal or investment banking firm of national standing that does not, and whose directors, officers, employees and Affiliates do not, have a direct or indirect financial interest in the Company.

        "Initial Purchaser" means Credit Suisse First Boston, LLC.

        "Interest Payment Date" means the stated due date of an installment of interest on the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, as specified in the Form of Face of Note contained in Exhibit A.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person:

          (a)   any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others); or

          (b)   any purchase or acquisition by such Person of any Capital Stock (or warrants, rights or options to purchase Capital Stock), bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person.

"Investment" shall exclude extensions of credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal practices of the Company or such Restricted Subsidiary, as the case may be, in the ordinary course of its specialist, market making, clearing and related businesses, including, without limitation, margin loans made by the Company and the Restricted Subsidiaries to any Person in the ordinary course of the Company's or such Restricted Subsidiary's business, which margin loans at the time extended are fully secured by marketable securities of such Person. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

        "Investment Securities" means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary), futures contracts on marketable securities and spot currencies used for the hedging of marketable securities purchased, borrowed, sold, loaned or pledged by the Company or any of its Restricted Subsidiaries in the ordinary course of its specialist, market making, clearing or related businesses.

        "Issue Date" means the first date of issuance of the Notes.

        "LaBranche" means LaBranche & Co. LLC, a New York limited liability company, or any other wholly-owned Subsidiary of the Company registered as a broker-dealer under the Exchange Act which succeeds to the business of LaBranche & Co. LLC.

        "Legal Defeasance" has the meaning assigned to it in Section 8.1(b).

        "Legal Holiday" has the meaning assigned to it in Section 10.7.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature hereof and any agreement to give any security interest).

        "Maturity Date" means, with respect to the 2009 Senior Notes, May 15, 2009 and, with respect to the 2012 Senior Notes, May 15, 2012.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

          (a)   reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

          (b)   taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (c)   repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

          (d)   appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Net Proceeds Offer" has the meaning assigned to it in Section 3.10(b).

        "Net Proceeds Offer Amount" has the meaning assigned to it in Section 3.10(b).

        "Net Proceeds Offer Notice" means notice of a Net Proceeds Offer made pursuant to Section 3.10, which shall be mailed first class, postage prepaid, to each record Holder of Notes of each series as shown on the Note Register within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, which notice shall govern the terms of the Net Proceeds Offer and shall state:

          (1)   the circumstances of the Asset Sale, the Net Cash Proceeds of which are included in the Net Proceeds Offer, that a Net Proceeds Offer is being made pursuant to Section 3.10, and that all Notes of such series that are timely tendered will be accepted for payment;

          (2)   the Net Proceeds Offer Amount and the Net Proceeds Offer Payment Date, which date shall be a Business Day no earlier than 30 days nor later than 60 days from the date the Net Proceeds Offer Notice is mailed (other than as may be required by law);

          (3)   that any Notes of such series or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (4)   that, unless the Company defaults in the payment of the Net Proceeds Offer Amount with respect thereto, all Notes of such series or portions thereof accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest from and after the Net Proceeds Offer Payment Date;

          (5)   that any Holder of Notes of such series electing to have any Notes of such series or portions thereof purchased pursuant to the Net Proceeds Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Net Proceeds Offer Payment Date;

          (6)   that any Holder of Notes of such series shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Net Proceeds Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes of such series delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Net Proceeds Offer;

          (7)   that any Holder electing to have Notes of such series purchased pursuant to the Net Proceeds Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (8)   that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes of such series equal in principal amount to the unpurchased portion of the Certificated Note or Notes of such series surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

          (9)   that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

          (10) any other information necessary to enable any Holder to tender Notes of such series and to have such Notes purchased pursuant to Section 3.10.

        "Net Proceeds Offer Payment Date" has the meaning assigned to it in Section 3.10(b).

        "Net Proceeds Offer Trigger Date" has the meaning assigned to it in Section 3.10(b).

        "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

        "Note Custodian" means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

        "Note Register" has the meaning assigned to it in Section 2.3(a).

        "Notes" means any of the 2009 Senior Notes and 2012 Senior Notes issued and authenticated pursuant to this Indenture.

        "NYSE" means the New York Stock Exchange, Inc. or any successor operator of the New York Stock Exchange.

        "NYSE Net Capital" means, at any time, the "net capital" of LaBranche computed in accordance with Rule 326(a) of the NYSE (or any successor provision).

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other amounts payable under the documentation governing any Indebtedness.

        "Officer" means, when used in connection with any action to be taken by the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

        "Officers' Certificate" means, when used in connection with any action to be taken by the Company, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who, unless otherwise indicated in this Indenture, may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

        "Outstanding" means, as of the date of determination, all 2009 Senior Notes or 2012 Senior Notes, as the case may be, theretofore authenticated and delivered under this Indenture, except:

            (i)  Notes of such series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

           (ii)  Notes of such series, or portions thereof, for the payment, redemption or, in the case of a Net Proceeds Offer, Change of Control Offer or Excess Proceeds Offer, purchase of which money in the necessary amount has been theretofor deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes of such series (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii)  Notes of such series which have been surrendered pursuant to Section 2.9 or in exchange for or in lieu of which other Notes of such series have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

          (iv)  solely to the extent provided in Article VIII, Notes of such series which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes of such series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes of such series owned by the Company or any other obligor upon the Notes of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes of such series which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes of such series so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes of such series or any Affiliate of the Company or of such other obligor.

        "Paying Agent" has the meaning assigned to it in Section 2.3(a).

        "Permitted Holders" means:

          (a)   individually or a combination of any of the following individuals: George M.L. LaBranche, IV, James G. Gallagher or Alfred O. Hayward, Jr.;

          (b)   a spouse of any of the Persons referred to in clause (a) or any of his or her lineal descendants;

          (c)   the trustee(s) of any trust established solely for any of the Persons referred to in clause (a) or (b);

          (d)   any organization to which contributions by any of the Persons referred to in clause (a), (b) or (c) are deductible for federal income, estate or gift tax purposes or any split interest trust described in Section 4947 of the Internal Revenue Code of 1986, as amended, provided that, in each case, such Person is a trustee or a member of the board of directors, trustees or other governing body or group having the ultimate authority, inter alia, to vote, dispose or direct the voting or disposition of Capital Stock of the Company held by such Person; and

          (e)   a corporation of which a majority of the voting power of its outstanding Capital Stock is beneficially owned by, or a partnership or limited liability company of which a majority of the partnership or limited liability company interests entitled to vote and participate in the management of the partnership or limited liability company are beneficially owned by, a Person described in clause (a), (b), (c) or (d).

        "Permitted Indebtedness" means, without duplication, each of the following:

          (a)   Indebtedness under the Notes (including Exchange Notes issued therefor);

          (b)   Indebtedness of the Company and the Restricted Subsidiaries Incurred pursuant to the Credit Agreement and any other working capital facilities to be used for similar purposes in an amount not to exceed 70% of the market value of the Investment Securities securing such facilities constituting securities listed on any national securities exchange or quoted on any automated inter dealer quotation system, less the amount of any permanent prepayments or reductions of commitments in respect of any such Indebtedness made pursuant to Section 3.10;

          (c)   Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date (excluding Indebtedness under the Credit Agreement) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (d)   Permitted Subordinated Indebtedness Incurred after the Issue Date not to exceed $50.0 million at any one time outstanding;

          (e)   Interest Swap Obligations of the Company covering Indebtedness of the Company and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

          (f)    Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (g)   Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as the Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such Indebtedness shall be deemed to be Incurred on such date and not to constitute Permitted Indebtedness under this clause (g);

          (h)   Indebtedness of the Company to a Restricted Subsidiary, provided that:

            (1)   any Indebtedness of the Company to any Restricted Subsidiary is subordinate in right of payment to the Notes, and

            (2)   if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of Incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (i)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar installment inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

          (j)    Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (k)   Refinancing Indebtedness;

          (l)    Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness Incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) of the Company or any Restricted Subsidiary not to exceed $20.0 million at any one time outstanding;

          (m)  additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $15.0 million at any one time outstanding; and

          (n)   Indebtedness or other obligations of the Company or any Restricted Subsidiary (excluding Indebtedness under the Credit Agreement) Incurred in the ordinary course of the Company's or such Restricted Subsidiary's specialist, market-making, clearing or related businesses and for the sole purpose of purchasing, lending, borrowing, selling or carrying Investment Securities; provided, that the amount of any such Indebtedness or other obligations does not exceed 100% of the fair market value of (i) the assets, including cash, securing such Indebtedness or other obligations, or (ii) the assets offsetting or hedging against such Indebtedness or other obligations.

        "Permitted Investments" means:

          (a)   Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

          (b)   Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinate in right of payment to the Notes;

          (c)   Investments in cash and Cash Equivalents;

          (d)   loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any time outstanding in the aggregate;

          (e)   Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with this Indenture;

          (f)    Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (g)   Investments made by the Company or the Restricted Subsidiaries as a result of noncash consideration received in connection with an Asset Sale made in compliance with Section 3.10;

          (h)   Investments in Investment Securities (including borrowings or loans of Investment Securities) in the ordinary course of business of the Company and its Restricted Subsidiaries; or

          (i)    additional Investments not to exceed $10.0 million at any one time outstanding in the aggregate.

        "Permitted Liens" means the following types of Liens:

          (a)   Liens for taxes, assessments or governmental charges or claims either:

            (1)   not delinquent; or

            (2)   contested in good faith by appropriate proceedings and as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title, in each case arising in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c)   Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d)   judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (e)   easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any Restricted Subsidiary;

          (f)    any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (g)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (h)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (i)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

          (j)    leases or subleases in respect of real property or equipment granted to others not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

          (k)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (l)    normal and customary rights of setoff upon deposits of cash in favor of banks or other financial institutions.

        "Permitted Subordinated Indebtedness" means Indebtedness of the Company Incurred at a time when no Default or Event of Default has occurred and is continuing:

          (a)   which matures at least 91 days after the final maturity date for the 2012 Notes (unless such Notes are no longer outstanding, in which case after the final maturity date for the 2009 Senior Notes) and is not prior to that time:

            (1)   mandatorily redeemable, or

            (2)   exchangeable for Indebtedness other than Permitted Subordinated Indebtedness pursuant to a sinking fund obligation or otherwise or upon the occurrence of any event,

          (b)   which has a Weighted Average Life to Maturity greater than that of the 2012 Senior Notes (unless such Notes are no longer outstanding, in which case has a Weighted Average Life to Maturity greater than that of the 2009 Senior Notes);

          (c)   which is subordinate in right of payment to the Notes with payment blockage rights in favor of the Holders of the Notes as set forth in this Indenture; and

          (d)   the proceeds of which are loaned by the Company to a Restricted Subsidiary that is a broker-dealer pursuant to clause (g) of the definition of Permitted Indebtedness and a subordinated loan agreement (as defined in Appendix D to Rule 15c3-1) for use by such Restricted Subsidiary for net capital purposes and properly accounted for by such Restricted Subsidiary as Commission Net Capital and NYSE Net Capital; provided that any subordination of the loan by the Company will apply only to the extent required to permit the loan to qualify as Commission Net Capital and NYSE Net Capital.

        "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Private Exchange Notes" shall have the meaning assigned to such term in the Registration Rights Agreement.

        "Private Placement Legend" has the meaning assigned to it in Section 2.7(b).

        "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement (other than a registration statement filed on Form S-4 or S-8) filed with the Commission in accordance with the Securities Act.

        "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

        "QIB" means any "qualified institutional buyer" (as defined in Rule 144A).

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Record Date" has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

        "Redemption Date" has the meaning assigned to it in Section 5.1.

        "Reference Date" has the meaning assigned to it in Section 3.9(a).

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness Incurred in accordance with Section 3.8(other than Permitted Indebtedness) or clause (a) or (c) of the definition of "Permitted Indebtedness," in each case that does not:

          (a)   result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses Incurred by the Company in connection with such Refinancing); or

          (b)   create Indebtedness with:

            (1)   a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

            (2)   a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company; and provided further that if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, then such Refinancing Indebtedness shall be subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced.

        "Registered Exchange Offer" means an exchange offer by the Company registered under the Securities Act pursuant to which Notes of each series originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of such series of like principal amount not bearing the Private Placement Legend.

        "Registrar" has the meaning assigned to it in Section 2.3(a).

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 4, 2004, between the Company and Credit Suisse First Boston LLC, as Initial Purchaser.

        "Registration Statement" means an Exchange Offer Registration Statement or a Shelf Registration Statement.

        "Regulation S" means Regulation S under the Securities Act or any successor regulation.

        "Regulation S Global Note" has the meaning assigned to it in Section 2.1(e).

        "Replacement Assets" means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries as such business is then being conducted (including Capital Stock of a Person that becomes a Wholly Owned Restricted Subsidiary).

        "Resale Restriction Termination Date" means, for any Restricted Note (or beneficial interest therein), two years (or such other period specified in Rule 144(k)) from the Issue Date.

        "Restricted Note" means any Note of either series (or beneficial interest therein) or any Exchange Note of either series, until such time as:

          (i)    such Note (or beneficial interest therein) has been exchanged for a corresponding Exchange Note pursuant to an Exchange Offer Registration Statement or transferred pursuant to a Shelf Registration Statement;

          (ii)   the Resale Restriction Termination Date therefor has passed, the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.8(d) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

        "Restricted Payment" has the meaning assigned to it in Section 3.9.

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 3.17. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

        "Revocation" has the meaning assigned to it in Section 3.17(c).

        "Rule 15c3-1" means Rule 15c3-1 under the Exchange Act (or any successor rule).

        "Rule 144" means Rule 144 under the Securities Act (or any successor rule).

        "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

        "Rule 144A Global Note" has the meaning assigned to it in Section 2.1(d).

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

        "Shelf Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement.

        "SIPA" means the Securities Investor Protection Act of 1970, as amended, or any successor statute or statutes thereto, and the rules and regulations promulgated thereunder.

        "SIPC" means the Securities Investor Protection Corporation and any successor organization discharging the responsibilities of the Securities Investor Protection Corporation.

        "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Section 1.02(w) of Regulation S-X under the Securities Act as in effect on the Issue Date, except that all references to 10% in Section 1.02(w) shall be changed to 5%.

        "Special Record Date" has the meaning assigned to it in Section 2.12(a).

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subsidiary" means, with respect to any Person:

          (a)   any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (b)   any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Surviving Entity" has the meaning assigned to it in Section 4.1.

        "2004 Notes" means any of the Company's 9 1/2% Senior Notes due 2004.

        "2007 Notes" means any of the Company's 12% Senior Subordinated Notes due 2007.

        "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

        "Transaction Date" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Trustee" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

        "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 3.17. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (a)   the then outstanding aggregate principal amount of such Indebtedness into

          (b)   the sum of the total of the products obtained by multiplying:

            (1)   the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

            (2)   the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Subsidiary not organized under the laws of a State of the United States, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned directly or indirectly by the Company or any Wholly Owned Restricted Subsidiary.

        Section 1.2.    Incorporation by Reference of Trust Indenture Act.    If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control.

        All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Rules or Regulations of the Commission have the meanings assigned to them by such definitions.

        Section 1.3.    Rules of Construction.    Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   "including" means including without limitation;

          (5)   words in the singular include the plural and words in the plural include the singular;

          (6)   references to the payment of principal of the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, shall include applicable premium, if any; and

          (7)   references to payments on the 2009 Senior Notes or the 2012 Senior Notes shall include amounts payable under the Registration Rights Agreement, if any.

ARTICLE II

THE NOTES

        Section 2.1.    Form and Dating.

        (a)   The Notes are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated May 4, 2004, between the Company and Credit Suisse First Boston LLC. The 2009 Senior Notes and 2012 Senior Notes will be issued in fully-registered certificated form without coupons, and only in denominations of $1,000 and any integral multiple thereof. The 2009 Senior Notes, 2012 Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A.

        (b)   The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes of each series shall be identical in all respects. Notwithstanding any differences among them, all Notes of each series issued under this Indenture shall vote and consent together on all matters as one class.

        (c)   The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

        (d)   Notes of each series originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a "Rule 144A Global Note").

        (e)   Notes originally offered and sold outside the United States of America will be issued in the form of one or more permanent Global Notes (each, a "Regulation S Global Note").

        Section 2.2.    Execution and Authentication.

        (a)   Two Officers, one of whom shall be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company, shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

        (b)   A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

        (c)   At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of 2009 Senior Notes and the aggregate principal amount of 2012 Senior Notes that may be authenticated and delivered under this Indenture is limited to $200,000,000 and $260,000,000, respectively.

        (d)   The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

        (e)   In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes of either series authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes of such series executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes of either series shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes of such series, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes of such series at the time Outstanding for Notes of such series authenticated and delivered in such new name.

        Section 2.3.    Registrar and Paying Agent.

        (a)   The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), where Notes may be presented for payment (the "Paying Agent") and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the 2009 Senior Notes and of their transfer and exchange and a register of the 2012 Senior Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

        (b)   The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

        (c)   The Company initially appoints the Trustee at its Corporate Trust Office as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

        Section 2.4.    Paying Agent to Hold Money in Trust.    The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

        Section 2.5.    Holder Lists.    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

        Section 2.6.    Global Note Provisions.

        (a)   Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.7 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

        (b)   Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

        (c)   Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

          (i)    DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice,

          (ii)   the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable, or

          (iii)  an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

        (d)   In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and the Trustee shall authenticate and deliver to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged unless such principal amount is to be exchanged for a beneficial interest in a Global Note pursuant to Section 2.8(d).

        Section 2.7.    Legends.

        (a)   Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

        (b)   Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof ("Private Placement Legend").

        Section 2.8.    Transfer and Exchange.

        (a)   The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note:

          (i)    If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Note Custodian and Registrar of:

            (A)  instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

            (B)  a certificate in the form of Exhibit C from the transferor,

  and (y) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

        (b)   If the owner of an interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefore, (x) upon receipt by the Note Custodian and Registrar of:

            (A)  written instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

            (B)  a certificate in the form of Exhibit B duly executed by the transferor,

    and (y) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

        (c)    Other Transfers.    Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with paragraph (d) of this Section 2.8.

        (d)    Use and Removal of Private Placement Legends.    Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.6(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a

Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

          (i)    such Notes (or beneficial interests) are exchanged in a Registered Exchange Offer;

          (ii)   such Notes (or beneficial interests) are transferred pursuant to a Shelf Registration Statement;

          (iii)  such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit E and an Opinion of Counsel reasonably satisfactory to the Registrar;

          (iv)  such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

          (v)   in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph (d). The Company shall deliver to the Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

        (e)    Retention of Documents.    The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

        (f)    Execution, Authentication of Notes, etc.

          (i)    Subject to the other provisions of this Section 2.8, when Notes of either series are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of such series of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Certificated Notes and Global Notes at the Registrar's or co-Registrar's request. In accordance with the Registration Rights Agreement, the Company will execute and upon Company Order the Trustee will authenticate Exchange Notes or Private Exchange Notes, as the case may be, in exchange for Notes of each series.

          (ii)   No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer or to Section 3.10, Section 3.14, Section 3.15, Section 5.1 or Section 9.5).

          (iii)  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note of a series for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes of such series and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

          (iv)  Prior to the due presentation for registration of transfer of any Note of a series, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name any Note of a series is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

          (v)   All Notes of a series issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes of such series surrendered upon such transfer or exchange.

        (g)    No Obligation of the Trustee.

          (i)    The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

          (ii)   The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.9.    Mutilated, Destroyed, Lost or Stolen Notes.

        (a)   If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

        (b)   Upon the issuance of any new Note of a series under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

        (c)   Every new Note of a series issued pursuant to this Section 2.9 in exchange for any mutilated Note of such series, or in lieu of any destroyed, lost or stolen Note of such series, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        Section 2.10.    Temporary Notes.    Until definitive Notes of a series are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes. Temporary Notes of such series will be substantially in the form of definitive Notes of such series but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes of such series. After the preparation of definitive Notes of such series, the temporary Notes of such series will be exchangeable for definitive Notes of such series upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of such series, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes of such series representing an equal principal amount of Notes of such series. Until so exchanged, the Holder of temporary Notes of such series shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes of such series.

        Section 2.11.    Cancellation.    The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

        Section 2.12.    Defaulted Interest.    When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes of a series were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.12(a) or (b).

          (a)   The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes of a series are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.12(a) . Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.12(b).

          (b)   Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of a series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.12(b), such manner of payment shall be deemed practicable by the Trustee.

        Section 2.13.    Additional Interest Under the Registration Rights Agreement.    Under certain circumstances, the Company may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference and such additional interest is deemed to be interest for purposes of this Indenture.

ARTICLE III

COVENANTS

        Section 3.1.    Payment of Notes.

        (a)   The Company shall pay the principal of and interest (including Defaulted Interest) on the 2009 Senior Notes and the 2012 Senior Notes in U.S. Legal Tender on the dates and in the manner provided in the Notes and in this Indenture. Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 10:00 a.m., New York City time, on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

        (b)   Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

        Section 3.2.    Maintenance of Office or Agency.

        (a)   The Company shall maintain each office or agency required under Section 2.3. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        (b)   The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

        Section 3.3.    Corporate Existence.    Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

        Section 3.4.    Payment of Taxes and Other Claims.    The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

        Section 3.5.    Compliance Certificate.

        (a)   The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate that complies with TIA § 314(a)(4) stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with any other applicable requirements of TIA § 314(a)(4).

        (b)   So long as not contrary to the then generally applicable current recommendations of the American Institute of Certified Public Accountants (or any successor organization) or to the policies of the Company's independent accountants, the annual Officers' Certificate delivered pursuant to this Section 3.5 to the Trustee shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of the financial statements of the Company for the most recent fiscal year nothing has come to their attention that would lead them to believe that a Default or Event of Default under this Indenture has occurred insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

        Section 3.6.    Further Instruments and Acts.    The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

        Section 3.7.    Waiver of Stay, Extension or Usury Laws.    The Company covenants (to the fullest extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        Section 3.8.    Limitation on Incurrence of Additional Indebtedness.

        The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness, the Company may Incur Indebtedness and the Restricted Subsidiaries may Incur Acquired Indebtedness, in each case if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.75 to 1 if such Indebtedness is Incurred prior to the end of the Company's second fiscal quarter following the Issue Date and 2.00 to 1 if such Indebtedness is Incurred thereafter.

        Section 3.9.    Limitation on Restricted Payments.

        (a)   The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

          (i)    declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of the Company, on or in respect of shares of the Company's Capital Stock;

          (ii)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

          (iii)  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness which is subordinated in right of payment to the Notes, except a payment of interest or any principal payment at the Stated Maturity thereof; or

          (iv)  make any Investment, other than a Permitted Investment

(each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

            (1)   a Default or an Event of Default shall have occurred and be continuing; or

            (2)   the Company is not able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 3.8; or

            (3)   the aggregate amount of Restricted Payments, including the proposed Restricted Payment, made subsequent to the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

              (A)  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from the beginning of the first full fiscal quarter following the Issue Date and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the "Reference Date"), treating such period as a single accounting period; plus

              (B)  100% of the aggregate net cash proceeds received by the Company from any Person, other than a Subsidiary of the Company, from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or of other securities that have been converted into Qualified Capital Stock of the Company; plus

              (C)  without duplication of any amounts included in clause (3)(B) above, 100% of the aggregate net cash proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Qualified Capital Stock, excluding, in the case of clauses (3)(B) and (C), any net proceeds from a sale of Qualified Capital Stock received from a Subsidiary of the Company or applied in accordance with clause (ii)(B) of paragraph (b) or used to redeem Notes under Section 5.1; plus

              (D)  an amount equal to the lesser of:

                (x)   the sum of the Fair Market Value of the Capital Stock of an Unrestricted Subsidiary owned by the Company and/or the Restricted Subsidiaries and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 3.17, and

                (y)   the Designation Amount treated as a Restricted Payment pursuant to clause (iv) above with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with Section 3.17; plus

              (E)  in the case of the disposition of an Investment treated as a Restricted Payment pursuant to clause (iv) above to a Person other than the Company or one of its Subsidiaries, an amount equal to the lesser of:

                (x)   the amount of such Investment treated as a Restricted Payment pursuant to clause (iv) above, and

                (y)   the amount in cash received by the Company or any Restricted Subsidiary upon such disposition.

        (b)   The provisions set forth in paragraph (a) do not prohibit:

          (i)    the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (ii)   the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of the Company or any Restricted Subsidiary or of Capital Stock of the Company, in each case to the extent constituting a Restricted Payment pursuant to clause (ii) or (iii) of paragraph (a) of this Section 3.9:

            (A)  solely in exchange for shares of Qualified Capital Stock of the Company, or

            (B)  through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Qualified Capital Stock;

          (iii)  the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an Incurrence of Refinancing Indebtedness permitted in accordance with Section 3.8;

          (iv)  so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or options therefor) of the Company from officers, directors, employees, consultants or former officers, directors, employees or consultants of the Company (or any of its Subsidiaries) pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $5.0 million in any year;

          (v)   the repurchase or other acquisition within 120 days of the Issue Date of any shares of the Company's Series B preferred stock, together with the payment of any accrued but unpaid dividends to the date of such repurchase or acquisition, with the net cash proceeds from the offering of the 2009 Senior Notes and the 2012 Senior Notes;

          (vi)  the repurchase by the Company of 2004 Notes and 2007 Notes that have been tendered pursuant to the offer to purchase and consent solicitation dated April 5, 2004; and

          (vii) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of this Indenture.

        (c)   In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of paragraph (a) of this Section 3.9, amounts expended pursuant to clauses (i) and (iv) of paragraph (b) of this Section 3.9 shall be included in the calculation.

        Section 3.10.    Limitation on Asset Sales.

        (a)   The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

          (2)   at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from the Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such Asset Sale; and

          (3)   upon the consummation of the Asset Sale, the Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

            (A)  to repay any Indebtedness of the Company to the extent secured by a Lien pursuant to clause (1), (2), (3), (4), (5) or (8) of Section 3.13, and effect a permanent reduction in the availability in respect of the Indebtedness (without refinancing the Indebtedness);

            (B)  to repay any Indebtedness of a Wholly Owned Restricted Subsidiary owed to any Person other than the Company or any of its Affiliates and effect a permanent reduction in any availability in respect of the Indebtedness (without refinancing the Indebtedness);

            (C)  to acquire Replacement Assets; or

            (D)  a combination of prepayment and investment permitted by the preceding clauses (3)(A), (B) and (C).

The assumption by the transferee in an Asset Sale (and release of the Company and its Restricted Subsidiaries of further liability) of Indebtedness for borrowed money of the Company or any Restricted Subsidiary other than Disqualified Capital Stock or Indebtedness subordinated in right of payment to the Notes shall be deemed to be cash applied in accordance with this covenant. The receipt by the Company or the applicable Restricted Subsidiary of marketable securities of a company subject to and then current in its obligations as a reporting company under Section 13 or 15 under the Exchange Act, which are resold for cash or Cash Equivalents by the Company or the Restricted Subsidiary within 120 days of the relevant Asset Sale and applied in accordance with this covenant, shall be deemed to be cash received pursuant to clause (2) above.

        (b)   On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to the Asset Sale as set forth in clause (3) of paragraph (a) (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds that have not been applied on or before the Net Proceeds Offer Trigger Date as permitted in that clause (3) (a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes offered to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided that the Company may make a concurrent offer to repurchase on a pro rata basis Indebtedness of a Wholly Owned Restricted Subsidiary or Indebtedness of the Company ranking pari passu with the Notes (including the Notes of the other series).

        (c)   Within 30 days following the Net Proceeds Offer Trigger Date, the Company must send, by first class mail, a Net Proceeds Offer Notice to each record Holder as shown on the register of

Holders, with a copy to the Trustee, which notice shall govern the terms of such Net Proceeds Offer. Upon receiving such notice, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis based on the principal amount of Notes (and other Indebtedness for which a concurrent offer is being made as permitted by this Section 3.10) tendered. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        (d)   The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

        (e)   If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Pending application in accordance with this covenant, Net Cash Proceeds may be used to repay revolving credit borrowings without reducing commitments thereunder.

        (f)    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 4.1 the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 3.10.

        (g)   The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.10 by virtue thereof.

        Section 3.11.    Limitation on Distributions and Other Payment Restrictions Affecting Subsidiaries.

        The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (a)   pay dividends or make any other distributions on or in respect of its Capital Stock;

        (b)   make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

        (c)   transfer any of its property or assets to the Company or any other Restricted Subsidiary,

        except for such encumbrances or restrictions existing under or by reasons of:

          (1)   applicable law, rule or regulation or NYSE, AMEX or other exchange rules or regulations;

          (2)   this Indenture;

          (3)   customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

          (4)   any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (5)   agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

          (6)   any other agreement entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date so long as any such restrictions expressly permit scheduled payments on the Notes;

          (7)   customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under this Indenture; and

          (8)   any agreement governing Refinancing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5) and expressly permit dividends and other distributions for scheduled payments on the Notes.

        Section 3.12.    Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries.

        The Company will not permit:

        (a)   any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Restricted Subsidiary (other than directors' qualifying shares or as may be required by law);

        (b)   any Person (other than the Company or a Restricted Subsidiary) to own or control any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or as may be required by law);

provided that clauses (a) and (b) will not prohibit:

          (1)   any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in accordance with Section 3.10.

          (2)   any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in accordance with Section 4.1.

        Section 3.13.    Limitation on Liens.

        The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon, or enter into or otherwise become liable in respect of, a Sale and Leaseback Transaction with respect to, any property or assets of the Company or any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom or assign or otherwise convey any right to receive income or profit therefrom unless:

          (a)   in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

          (b)   in all other cases, the Notes are equally and ratably secured, except for:

            (1)   Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

            (2)   Liens on Investment Securities securing Indebtedness Incurred pursuant to clause (b) of the definition of "Permitted Indebtedness" and Interest Swap Obligations and Currency Agreements related thereto;

            (3)   Liens on Investment Securities, cash deposits or other assets (and proceeds thereof) of the Company or any of the Restricted Subsidiaries securing Indebtedness or other obligations of the Company or such Restricted Subsidiary Incurred in the ordinary course of the Company's or such Restricted Subsidiary's specialist, market making, clearing or related businesses and for the sole purpose of purchasing, lending, borrowing, selling or carrying Investment Securities;

            (4)   Liens securing Purchase Money Indebtedness (or Refinancing Indebtedness in respect thereof) or Sale and Leaseback Transactions involving Capitalized Lease Obligations, in each case Incurred pursuant to clause (1) of the definition of "Permitted Indebtedness;" provided, however, that:

              (i)    the Purchase Money Indebtedness (or Refinancing Indebtedness) or Capitalized Lease Obligation shall not exceed the cost of the property or assets to be acquired or which is the subject of the Sale and Leaseback Transaction, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets to be acquired or which is the subject of the Sale and Leaseback Transaction, and

              (ii)   the Lien securing any Purchase Money Indebtedness shall be created within 90 days of such acquisition;

            (5)   Liens securing Acquired Indebtedness (and any Refinancing Indebtedness in respect thereof); provided that:

              (i)    the Liens secured the Acquired Indebtedness at the time of and prior to the Incurrence of the Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of the Acquired Indebtedness by the Company or a Restricted Subsidiary, and

              (ii)   the Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time the Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

            (6)   Liens securing the Notes;

            (7)   Liens in favor of the Company;

            (8)   Liens securing Refinancing Indebtedness Incurred to Refinance any Indebtedness, which Refinanced Indebtedness had been secured by a Lien permitted under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

            (9)   Permitted Liens.

        Section 3.14.    Excess Proceeds Offer.

        (a)   On the 120th day after the Issue Date or such earlier date, if any, that the Board of Directors of the Company determines not to apply the Excess Proceeds received in the offering of the Notes to repurchase shares of the Company's Series B preferred stock outstanding as of the Issue Date (the "Excess Proceeds Offer Trigger Date"), the aggregate amount of Excess Proceeds that have not been applied on or before the Excess Proceeds Offer Trigger Date to repurchase such shares of Series B preferred stock (the "Excess Proceeds Offer Amount") shall be used by the Company to fund an offer to purchase the Notes (the "Excess Proceeds Offer"), on a date (the "Excess Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the Excess Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Notes equal to the Excess Proceeds Offer Amount at a price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase.

        (b)   Within 30 days following the Excess Proceeds Offer Trigger Date, the Company must send, by first class mail, an Excess Proceeds Offer Notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Excess Proceeds Offer. Upon receiving notice of the Excess Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Excess Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis based on the principal amount of Notes of each series tendered. An Excess Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        (c)   The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.14 by virtue thereof.

        Section 3.15.    Change of Control.

        (a)   Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the "Change of Control Payment").

        (b)   Within 30 days following the date upon which the Change of Control occurs, the Company must send, by first class mail, a Change of Control Notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

        (c)   If the Company or any Subsidiary thereof has issued any outstanding Indebtedness that is subordinated in right of payment to the Notes, and the Company or such Subsidiary is required to make an offer to purchase upon a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have made the Change of Control Payment in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes. The Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred

Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to making and consummating an offer to purchase the Notes in the event of a Change of Control under this Indenture.

        (d)   The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.15 by virtue thereof.

        Section 3.16.    Limitations on Transactions with Affiliates.

        (a)   The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction") unless the Affiliate Transaction is on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. Prior to the consummation by the Company or any Restricted Subsidiary of any Affiliate Transactions (or series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of:

          (1)   $5.0 million, the Company or such Restricted Subsidiary, as the case may be, shall obtain the approval of its Board of Directors (including a majority of the disinterested members of the Board of Directors) of such transaction or series of related transactions evidenced by a Board Resolution stating that such Board of Directors (including a majority of the disinterested members of the Board of Directors) has determined that such transaction complies with the foregoing provisions, and

          (2)   $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor, and file it with the Trustee.

        (b)   The restrictions set forth in paragraph (a) above shall not apply to:

          (1)   employment, stock option, consulting, agency or other compensation or benefit plans, arrangements and agreements of the Company or any Restricted Subsidiary in accordance with the Annual Incentive Plan or the Equity Incentive Plan or as approved by a majority of the disinterested members of the Board of Directors (or a majority of the disinterested members of a committee thereof);

          (2)   reasonable fees and compensation paid to directors, and reasonable indemnity provided on behalf of officers, directors, employees, consultants or agents, of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

          (3)   transactions exclusively between or among the Company and any Restricted Subsidiaries or exclusively between or among Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; and

          (4)   Restricted Payments permitted to be made pursuant to Section 3.9.

        Section 3.17.    Limitation On Designations of Unrestricted Subsidiaries.

        (a)   The Company may designate any Subsidiary of the Company, other than LaBranche or a Person holding Capital Stock of LaBranche, as an Unrestricted Subsidiary under this Indenture (a "Designation") only if:

          (1)   no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (2)   the Company would be permitted under this Indenture to make an Investment at the time of Designation assuming the effectiveness of the Designation in an amount (the "Designation Amount") equal to the sum of:

            (i)    the Fair Market Value of the Capital Stock of the Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date; and

            (ii)   the aggregate amount of Indebtedness of the Subsidiary owed to the Company and the Restricted Subsidiaries on that date; and

          (3)   the Company would be permitted to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.8, at the time of Designation assuming the effectiveness of the Designation.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to Section 3.9 for all purposes of this Indenture.

        (b)   The Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

          (1)   provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

          (2)   be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

          (3)   be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against the Unrestricted Subsidiary).

        (c)   The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

          (1)   no Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

          (2)   all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

        (d)   All Designations and Revocations must be evidenced by an Officers' Certificate delivered to the Trustee certifying compliance with the foregoing provisions.

        Section 3.18    Reports to Holders.

        The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or

15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA § 314(a).

        In addition, at any time when the Company is not subject to or is not current in its reporting obligations described in the preceding paragraph, the Company will make available, upon request, to any Holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE IV

SURVIVING ENTITY

        Section 4.1.    Merger, Consolidation and Sale of Assets.    (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

        (1)   either:

          (A)  the Company shall be the surviving or continuing corporation; or

          (B)  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

            (i)    shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

            (ii)   shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes of such series and the performance of every covenant of the Notes of such series, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

          (2)   immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.8;

          (3)   immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4)   the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

        (b)   Paragraph (a) of this Section 4.1 will not apply to a merger or consolidation between the Company and a Restricted Subsidiary in which the Company is the surviving company or between one or more Restricted Subsidiaries to the extent that a Person that is a Restricted Subsidiary immediately before and after the transaction is the surviving entity, or to the sale of substantially all of the assets of a Restricted Subsidiary to the Company or to a Person that is a Restricted Subsidiary immediately before and after the transaction. For purposes of this Section 4.1, the transfer by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        (c)   Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company with the same effect as if the Surviving Entity had been named as such.

ARTICLE V

OPTIONAL REDEMPTION OF NOTES

        Section 5.1.    Optional Redemption upon Public Equity Offerings.    At any time, or from time to time, on or prior to May 15, 2007, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 33% of the aggregate principal amount of the 2009 Senior Notes and up to 33% of the aggregate principal amount of the 2012 Senior Notes issued under this Indenture at a redemption price equal to 109.5% of the principal amount thereof, in the case of the 2009 Senior Notes, and 111% of the principal amount thereof, in the case of the 2012 Senior Notes, in each case, plus accrued and unpaid interest thereon to the date of redemption (the "Redemption Date"), provided, that:

          (a)   after giving effect to any such redemption at least 67% of the aggregate principal amount of the 2009 Senior Notes and at least 67% of the aggregate principal amount of the 2012 Senior Notes, as the case may be, originally issued remains Outstanding; and

          (b)   the Company shall make such redemption not more than 60 days after the consummation of such Public Equity Offering.

        Section 5.2.    Optional Redemption.    The Company may, at its option, redeem the 2009 Senior Notes, in whole or in part, at any time after May 15, 2007 and the 2012 Senior Notes, in whole or in part, at any time after May 15, 2008, at the following redemption prices, expressed as percentages of the principal amount of the Notes of such series, if redeemed during the 12-month period commencing on May 15, of any year set forth below:

2009 Senior Notes		2012 Senior Notes
Year	Percentage	Year	Percentage
2007	104.750%	2008	105.500%
2008	102.375%	2009	102.750%
2009	100.000%	2010 and thereafter	100.000%

        Section 5.3.    Election to Redeem.    The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 or Section 5.2 by a Board Resolution.

        Section 5.4.    Notice of Redemption.

          (a)   The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 10.2, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

          (b)   If either (i) the Company is not redeeming all Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers' Certificate requesting that the Trustee select the Notes of such series to be redeemed and/or give notice of redemption and setting forth the information required by paragraph (c) of this Section 5.4 (with the exception of the identification of the particular Notes of such series, or portions of the particular Notes of such series, to be redeemed in the case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company's expense.

          (c)   All notices of redemption shall state:

            (1)   the Redemption Date,

          (2)   the redemption price and the amount of any accrued interest payable as provided in Section 5.7,

          (3)   whether or not the Company is redeeming all Outstanding Notes of such series,

          (4)   if the Company is not redeeming all Outstanding Notes of such series, the aggregate principal amount of Notes of such series that the Company is redeeming and the aggregate principal amount of Notes of such series that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,

          (5)   if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed,

          (6)   that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.7 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,

          (7)   the place or places where a Holder must surrender the Holder's Notes of such series for payment of the redemption price, and

          (8)   the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes of such series, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

        Section 5.5.    Selection of Notes to Be Redeemed in Part.

        (a)   If the Company is not redeeming all Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, the Trustee shall select the Notes of such series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of such series are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis. The Trustee shall make the selection from the Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. The Company may redeem Notes in denominations of $1,000 only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple of $1,000) of the principal of Notes that have denominations larger than $1,000.

        (b)   For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

        Section 5.6.    Deposit of Redemption Price.    Prior to 10:00 a.m., New York City time, on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes of such series that the Company is redeeming on that date.

        Section 5.7.    Notes Payable on Redemption Date.    If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

        Section 5.8.    Unredeemed Portions of Partially Redeemed Note.    Upon surrender of a 2009 Senior Note or 2012 Senior Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes of such series, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of $1,000 or integral multiple of $1,000.

ARTICLE VI

DEFAULTS AND REMEDIES

        Section 6.1.    Events of Default.

        (a)   Each of the following is an "Event of Default" with respect to the 2009 Senior Notes and the 2012 Senior Notes, as the case may be:

          (1)   the failure to pay interest (including any additional interest payable under the Registration Rights Agreement) on any Notes of such series when the same becomes due and payable and the default continues for a period of 30 days;

          (2)   the failure to pay the principal on any Notes of such series when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes of such series tendered pursuant to a Change of Control Offer, a Net Proceeds Offer, or an Excess Proceeds Offer);

          (3)   a default in the observance or performance of Section 4.1;

          (4)   a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 45 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes of such series;

          (5)   a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default:

            (i)    is caused by failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a payment default) or

            (ii)   results in the acceleration of such Indebtedness prior to its express maturity,

  and the aggregate principal amount of any Indebtedness to which clause (i) or (ii) applies at the relevant time, exceeds $10.0 million;

          (6)   one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 45 days after such judgment or judgments become final and nonappealable;

          (7)   LaBranche shall not be a specialist broker in good standing with the NYSE;

          (8)   the Commission shall revoke the registration of LaBranche as a broker-dealer under the Exchange Act or LaBranche shall fail to maintain such registration;

          (9)   the Examining Authority (as defined in Rule 15c3-1) for the Company shall suspend (and shall not reinstate within 10 days) or shall revoke LaBranche's status as a member organization thereof; or

          (10) a Bankruptcy Event of Default.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        (b)   The Company shall deliver to the Trustee promptly upon becoming aware of any Default or Event of Default written notice in the form of an Officers' Certificate of any Default or Event of Default, their status and what action the Company proposes to take in respect thereof.

        Section 6.2.    Acceleration.    (a) If an Event of Default (other than an Event of Default specified in clause (10) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, may declare the principal of, and accrued interest on, the Notes of such series to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (10) above occurs and is continuing, then all unpaid principal of, and accrued and unpaid interest on, all of the Outstanding Notes of such series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        (b)   At any time after a declaration of acceleration with respect to the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, as described in the preceding paragraph, the Holders of a majority in principal amount of the then Outstanding Notes of such series may rescind and cancel such declaration and its consequences:

          (1)   if the rescission would not conflict with any judgment or decree;

          (2)   if all existing Events of Default in respect of the Notes of such series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3)   to the extent payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4)   if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (5)   in the event of the cure or waiver of an Event of Default of the type described in clause (10) of Section 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Section 6.3.    Other Remedies.

        (a)   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the 2009 Senior Notes or 2012 Senior Notes, as the case may be, or to enforce the performance of any provision of the Notes of the such series or this Indenture.

        (b)   The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

        Section 6.4.    Waiver of Past Defaults.    The Holders of a majority in principal amount of the then Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, may waive any existing Default or Event of Default, and its consequences, except a default in the payment of the principal of or interest on any of the Notes of such series.

        Section 6.5.    Control by Majority.    The Holders of a majority in aggregate principal amount of the Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to Notes of such series. Subject to Section 7.1 and Section 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

        Section 6.6.    Limitation on Suits.    Holders of the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, may not enforce this Indenture or the Notes of such series except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity.

        Section 6.7.    Rights of Holders to Receive Payment.    Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the 2009 Senior Notes or 2012 Senior Notes, as the case may be, held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed in this Indenture or the Notes of such series, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        Section 6.8.    Collection Suit by Trustee.    If an Event of Default specified in Section 6.1(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

        Section 6.9.    Trustee May File Proofs of Claim, etc.

        (a)   The Trustee may (irrespective of whether the principal of the 2009 Senior Notes or 2012 Senior Notes, as the case may be, is then due):

          (i)    file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes of such series allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company or any Subsidiary of the Company or their respective creditors or properties; and

          (ii)   collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

        (b)   Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10.    Priorities.    If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7;

          SECOND: to Holders for amounts due and unpaid on the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal and interest, respectively; and

          THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

        Section 6.11.    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be.

ARTICLE VII

TRUSTEE

        Section 7.1.    Duties of Trustee.

        (a)   If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b)   Except during the continuance of a Default or an Event of Default:

          (1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)   this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.4 or Section 6.5.

        (d)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

        (e)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (f)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (g)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the TIA.

        (h)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (i)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

        Section 7.2.    Rights of Trustee.    Subject to Section 7.1:

        (a)   The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

        (c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

        (e)   The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f)    If the Trustee shall reasonably determine it necessary or advisable after due inquiry of the Company, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during normal business hours upon reasonable prior notice.

        (g)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

        (h)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

        (i)    The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 7.3.    Individual Rights of Trustee.    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.

        Section 7.4.    Trustee's Disclaimer.    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

        Section 7.5.    Notice of Defaults.    If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

        Section 7.6.    Reports by Trustee to Holders.    The Trustee shall comply with TIA § 313. The Company agrees to notify promptly the Trustee whenever the Notes of either series become listed on any stock exchange and of any delisting thereof.

        Section 7.7.    Compensation and Indemnity.

        (a)   The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

        (b)   The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the

Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith.

        (c)   To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

        (d)   The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Bankruptcy Event of Default, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in this Section 7.7 or Section 6.10.

        Section 7.8.    Replacement of Trustee.

        (a)   The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10;

          (2)   the Trustee is adjudged bankrupt or insolvent;

          (3)   a receiver or other public officer takes charge of the Trustee or its property; or

          (4)   the Trustee otherwise becomes incapable of acting.

        (b)   If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

        (c)   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

        (d)   If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

        (e)   If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (f)    Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

        Section 7.9.    Successor Trustee by Merger.

        (a)   If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        (b)   In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

        Section 7.10.    Eligibility; Disqualification.    The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $150 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

        Section 7.11.    Preferential Collection of Claims Against Company.    The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE IV

DEFEASANCE; DISCHARGE OF INDENTURE

        Section 8.1.    Legal Defeasance and Covenant Defeasance.

        (a)    The Company may, at its option, at any time, elect to have either paragraph (b) or (c) of this Section 8.1 be applied to all Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, upon compliance with the conditions set forth in Section 8.2.

        (b)    Upon the Company's exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have been discharged from its obligations with respect to all Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, on the date all of the conditions set forth in Section 8.2 (including Section 8.2(4)(b)) are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes of such series, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.3 and the other Sections of this Indenture referred to in clause (i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

          (i)    the rights of Holders of Outstanding Notes of such series to receive solely from the trust fund described in Section 8.3, and as more fully set forth in Section 8.3, payments in respect of the principal of and interest on such Notes when such payments are due,

          (ii)   the Company's obligations with respect to such Notes under Article II and Section 3.2,

          (iii)  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

          (iv)  this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 8.1.

        (c)   Upon the Company's exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.2, be released from its obligations under the covenants contained in Sections3.4, 3.5, 3.8 to 3.18 and 4.1(a)(2) (except as regards to a Surviving Entity) with respect to the Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes of such series shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding 2009 Senior Notes or 2012 Senior Notes, as the case may be, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.1(a)(3)-(9), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

        Section 8.2.    Conditions to Defeasance.    The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

          (a)   the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accounts, to pay the principal of, premium, if any, and interest on the Notes of such series, on the stated date of payment thereof or on the applicable Redemption Date, as the case may be;

          (b)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

            (1)   the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (2)   since the date of this Indenture, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d)   in respect of the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f)    the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the 2009 Senior Notes or the 2012 Senior Notes, as the case may be, over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding other creditors of the Company or others;

          (g)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (h)   the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (i)    the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the funds held in trust resulting from the deposit does not result in the trust constituting an investment company within the meaning of the Investment Company Act of 1940.

        Section 8.3.    Application of Trust Money.    The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the U.S. Legal Tender from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the 2009 Senior Notes or 2012 Senior Notes, as the case may be.

        Section 8.4.    Repayment to Company.

        (a)   The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

        (b)   Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

        Section 8.5.    Indemnity for U.S. Government Obligations.    The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

        Section 8.6.    Reinstatement.    If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

        Section 8.7.    Satisfaction and Discharge.    This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the 2009 Senior Notes or 2012 Senior Notes, as the case may be, as expressly provided for in this Indenture) as to all Outstanding Notes of such series when:

        (a)   either:

          (1)   all the Notes of such series theretofore executed, authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

          (2)   all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. Legal Tender or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes of such series to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

        (b)   the Company has paid all other sums payable under this Indenture and the Notes of such series by the Company; and

        (c)   the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture in respect of the Notes of such series have been complied with.

ARTICLE IX

AMENDMENTS

        Section 9.1.    Without Consent of Holders.

        (a)   The Company and the Trustee may amend this Indenture with respect to a series of Notes or may amend a series of Notes without notice to or consent of any Holder of Notes of such series:

          (1)   to cure any ambiguity, omission, defect or inconsistency;

          (2)   to comply with Article IV in respect of the assumption by a Surviving Entity of the obligations of the Company under the Notes of such series and this Indenture;

          (3)   to provide for uncertificated Notes of such series in addition to or in place of certificated Notes of such series; provided, however, that the uncertificated Notes of such series are issued in registered form for purposes of Section 163(f) of the Code;

          (4)   to add guarantees with respect to the Notes of such series or to secure the Notes of such series;

          (5)   to add to the covenants of the Company for the benefit of the Holders of Notes of such series or to surrender any right or power herein conferred upon the Company;

          (6)   to comply with any requirements of the Commission in connection with qualifying this Indenture under the TIA;

          (7)   to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder of Notes of such series in any material respect; or

          (8)   to provide for the issuance of the Exchange Notes of such series and Private Exchange Notes of such series, which will have terms substantially identical to the other Outstanding Notes of such series except for the requirement of a Private Placement Legend and related transfer restrictions under the Securities Act and this Indenture and as to the applicability of additional interest payable as provided in Section 2.13, and which will be treated, together with any other Outstanding Notes of such series, as a single issue of securities.

        (b)   After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders of the relevant series of Notes a notice briefly describing such amendment. The failure to give such notice to the Holders of such series of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

        Section 9.2.    With Consent of Holders.

        (a)   The Company and the Trustee may amend this Indenture with respect to a series of Notes or may amend a series of Notes without notice to any Holder of Notes of such series but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series). However, without the consent of each Holder affected, an amendment may not:

          (1)   reduce the amount of Notes of such series whose Holders must consent to an amendment or waiver;

          (2)   reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes of such series;

          (3)   reduce the principal of or change or have the effect of changing the fixed maturity of any Notes of such series, or change the date on which any Notes of such series may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

          (4)   make any Notes of such series payable in money other than that stated in the Notes of such series;

          (5)   make any change in the provisions of this Indenture entitling each Holder of Notes of such series to receive payment of principal of and interest on Notes of such series on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Notes of such series to waive Defaults or Events of Default;

          (6)   in respect of Notes of such series, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred, to make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

          (7)   modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes of such series in a manner which adversely affects the Holders of Notes of such series.

        (b)   It shall not be necessary for the consent of the Holders of Notes of the relevant series under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        (c)   After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders of Notes of the relevant series a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to Holders of Notes of such series, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.

        Section 9.3.    Compliance with Trust Indenture Act.    Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

        Section 9.4.    Revocation and Effect of Consents and Waivers.

        (a)   A consent to an amendment, supplement or waiver by a Holder of a 2009 Senior Note or a 2012 Senior Note, as the case may be, shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note of such series. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

        (b)   The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in TIA § 316(c) to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

        Section 9.5.    Notation on or Exchange of Notes.    If an amendment or supplement changes the terms of a 2009 Senior Note or a 2012 Senior Note, as the case may be, the Trustee may require the Holder of the Note of such series to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note of such series will execute and upon Company Order the Trustee will authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

        Section 9.6.    Trustee to Sign Amendments and Supplements.    The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1 and Section 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE X

MISCELLANEOUS

        Section 10.1.    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

        Section 10.2.    Notices.

        (a)   Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

      if to the Company:

      LaBranche & Co Inc.
      One Exchange Plaza
      New York, NY 10006-3008

      if to the Trustee:

      U.S. Bank National Association 425 Walnut St.
      Cincinnati, OH 45202
      Attn: Corporate Trust

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        (b)   Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the Note Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        (c)   Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        Section 10.3.    Communication by Holders with Other Holders.    Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

        Section 10.4.    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

          (1)   an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Section 10.5.    Statements Required in Certificate or Opinion.    Each certificate or opinion, including each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1)   a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

        Section 10.6.    Rules by Trustee, Paying Agent and Registrar.    The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

        Section 10.7.    Legal Holidays.    A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

        Section 10.8.    Governing Law, etc.

        (a)   THIS INDENTURE AND THE 2009 SENIOR NOTES AND THE 2012 SENIOR NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

        (b)   The Company hereby:

          (i)    agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York,

          (ii)   waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,

          (iii)  irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

          (iv)  agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

          (v)   agrees that service of process by mail to the addressed specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

        (c)   Nothing in this Section 10.8 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

        Section 10.9.    No Recourse Against Others.    An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company or any successor person thereof under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

        Section 10.10.    Successors.    All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

        Section 10.11.    Duplicate and Counterpart Originals.    The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

        Section 10.12.    Severability.    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 10.13.    Qualification of Indenture.    The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

        Section 10.14.    Table of Contents; Headings.    The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LABRANCHE & CO INC.
	By:	/s/ GEORGE M.L. LABRANCHE, IV
		Name:	George M.L. LaBranche, IV
		Title:	Chairman, Chief Executive Officer and President
[Corporate Seal]
Attest:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
	By:	/s/ KAROLINA K. DIES
		Name:	Karolina K. Dies
		Title:	Trust Officer
Attest:

EXHIBIT A

FORM OF NOTE

        [Include the following legend for Global Notes only:

        "THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

        [Include the following legend on all Notes that are Restricted Notes:

        THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITEIS ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASE (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

FORM OF FACE OF NOTE

LaBranche & Co Inc.

[In the case of the 2009 Senior Notes:

9 1/2% Senior Notes due 2009]

[In the case of the 2012 Senior Notes:

11% Senior Notes due 2012]

No. [ ]	Principal Amount $[ ]

[If the Note is a Global Note include the following two lines: as revised by the Schedule of Increases and Decreases in Global Note attached hereto]

CUSIP NO.

ISIN NO.

        LaBranche & Co Inc., a Delaware corporation, promises to pay to [                        ], or registered assigns, the principal sum of [Principal Amount] Dollars [If the Note is a Global Note, add the following: as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on [Maturity Date].

Interest Payment Dates:	May 15 and November 15
Record Dates:	May 1 and November 1

        Additional provisions of this Note are set forth on the other side of this Note.

LABRANCHE & CO INC.
By:
Name:
Title:
By:
Name:
Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.
By:
Authorized Signatory	Date:

FORM OF REVERSE SIDE OF NOTE

[In the case of the 2009 Senior Notes:
9 1/2% Senior Notes due 2009]
[In the case of the 2012 Senior Notes:
11% Senior Notes due 2012]

1.
Interest

        LaBranche & Co Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to as the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

        The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing November 15, 2004. Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from May 18, 2004. The Company will pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by this Note to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at a rate equal to the rate shown on this Note, as provided in the Indenture.

2.
Method of Payment

        Prior to 10:00 a.m., New York City time, on the date on which any principal of or interest on this Note is due and payable, the Company will irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes of this series at the close of business on the Record Date preceding the Interest Payment Date even if Notes of this series are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes of this series to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

        Payments in respect of Notes of this series represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes of this series may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes of this series, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.
Paying Agent and Registrar

        Initially, U.S. Bank National Association (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or co-Registrar.

4.
Indenture

        The Company issued this Note under an Indenture, dated as of May 18, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"),

between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

        The Notes of this series are general unsecured obligations of the Company limited to [In the case of the 2009 Senior Notes, add: $200,000,000, in the case of the 2012 Senior Notes, add: $260,000,000] aggregate principal amount.

        The Indenture imposes certain limitations on, among other things, the ability of the Company and its Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company's and its Restricted Subsidiaries' assets.

5.
Redemption

        Optional Redemption upon Public Equity Offerings.    At any time, or from time to time, on or prior to May 15, 2007, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 33% of the aggregate principal amount of the Notes of this series issued under the Indenture at a redemption price equal to [In the case of the 2009 Senior Notes, add: 109.5%, in the case of the 2012 Senior Notes add: 111%] of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, provided, that:

          (1)    after giving effect to any such redemption at least 67% of the aggregate principal amount of the Notes of this series originally issued remains Outstanding; and

          (2)    the Company will make such redemption not more than 60 days after the consummation of such Public Equity Offering.

        Optional Redemption.    The Company may, at its option, redeem the Notes of this series, in whole or in part, at any time after [In the case of the 2009 Senior Notes, add: May 15, 2007, in the case of the 2012 Senior Notes, add: May 15, 2008] at the following redemption prices, expressed as percentages of the principal amount of the Notes of this series, if redeemed during the 12-month period commencing on May 15 of any year set forth below:

[In the case of the 2009 Senior Notes add:

Year	Percentage
2007	104.750%
2007	104.750%
2008	102.375%
2009	100.000%

In the case of the 2012 Senior Notes add:

Year	Percentage
2007	104.750%
2008	105.500%
2009	102.750%
2010 and thereafter	100.000%]

        In the case of any partial redemption, selection of the Notes of this series for redemption will be made in accordance with Article V of the Indenture. On and after the Redemption Date, interest will cease to accrue on Notes of this series or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.
Repurchase Provisions

        Change Of Control Offer.    Upon the occurrence of a Change of Control, each Holder of Notes of this series will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes of this series at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the Change of Control Notice is mailed, other than as may be required by applicable law.

        Net Proceeds Offer.    The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the Net Cash Proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make a Net Proceeds Offer to purchase, to the extent of such remaining proceeds, from all Holders of Notes, on a pro rata basis, Notes at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase, as more fully set forth in the Indenture.

        Excess Proceeds Offer.    In the event that the Company determines not to apply, on or before the Excess Proceeds Offer Trigger Date, the Excess Proceeds received in the offering of the Notes to repurchase shares of the Company's Series B preferred stock outstanding as of the Issue Date, the Company will be required to make an Excess Proceeds Offer to purchase, to the extent of the Excess Proceeds Offer Amount, from all Holders of Notes, on a pro rata basis, Notes at 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase, as more fully set forth in the Indenture.

7.
Denominations; Transfer; Exchange

        The Notes of this series are in fully registered form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes of this series in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes of this series selected for redemption (except, in the case of a Note of this series to be redeemed in part, the portion of such Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes of this series to be redeemed and ending on the date of such mailing or (ii) any Notes of this series for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

8.
Persons Deemed Owners

        The registered holder of this Note may be treated as the owner of this Note for all purposes.

9.
Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders of Notes of this series entitled to the money must look only to the Company and not to the Trustee for payment.

10.
Discharge Prior to Redemption or Maturity

        Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes of this series and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes of this series to redemption or maturity, as the case may be.

11.
Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture with respect to the Notes of this series or the Notes of this series may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes of this series and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder of Notes of this series affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes of this series. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes of this series, the Company and the Trustee may amend or supplement the Indenture with respect to the Notes of this series or the Notes of this series to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes of this series in addition to or in place of certificated Notes of this series, or to add guarantees with respect to the Notes of this series or to secure the Notes of this series, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder of Notes of this series, or to provide for the issuance of Exchange Notes of this series.

12.
Defaults and Remedies

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes of this series may declare all the Notes of this series to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes of this series being due and payable immediately upon the occurrence of such Events of Default.

        Holders of Notes of this series may not enforce the Indenture or the Notes of this series except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes of this series unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes of this series notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.
Trustee Dealings with the Company

        Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes of this series and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.
No Recourse Against Others

        An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company or any successor person thereof under the Notes of this series, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note of this series, each Holder of Notes of this series shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes of this series.

15.
Authentication

        This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.
Abbreviations

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.
CUSIP or ISIN Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.
Governing Law

        This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

        The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: LaBranche & Co Inc. One Exchange Plaza, New York, NY 10006-3008.

ASSIGNMENT FORM

            To assign this Note, fill in the form below:

            I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

              (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Signature Guarantee:
(Signature must be guaranteed)
Sign exactly as your name appears on the other side of this Note.

        The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

[To be attached to Global Notes only:
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian
]

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 3.10, Section 3.14 or Section 3.15 of the Indenture, check either box:

☐	☐	☐
Section 3.10	Section 3.14	Section 3.15

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.10, Section 3.14 or Section 3.15 of the Indenture, state the principal amount (which must be an integral multiple of $1,000) that you want to have purchased by the Company: $

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Note)
Signature Guarantee:
(Signature must be guaranteed)

        The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER TO QIB

                              [Date]

U.S. Bank National Association
425 Walnut St.
Cincinnati, OH 45202
Attn: Corporate Trust

      Re:
      % Senior Notes due            (the "Notes") of LaBranche & Co Inc. (the "Company")

Ladies and Gentlemen:

        Reference is hereby made to the Indenture, dated as of May 18, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company and U.S. Bank National Association as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

        This letter relates to $                        aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note beneficially owned by] the undersigned (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

        In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

B-1

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO REGULATIONS

                              [Date]

U.S. Bank National Association
425 Walnut St.
Cincinnati, OH 45202
Attn: Corporate Trust

      Re:
      % Senior Notes due            (the "Notes") of LaBranche & Co Inc. (the "Company")

Ladies and Gentlemen:

        Reference is hereby made to the Indenture, dated as of May 18, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

        In connection with our proposed sale of $            aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note:, which represent an interest in a 144A Global Note beneficially owned by] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (a)   the offer of the Notes was not made to a person in the United States;

          (b)   either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (c)   no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (d)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (e)   we are the beneficial owner of the principal amount of Notes being transferred.

        In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

Very truly yours,
[Name of Transferor]
By:

Authorized Signature

C-1

EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144

[Date]

U.S. Bank National Association
425 Walnut St.
Cincinnati, OH 45202
Attn: Corporate Trust

  Re:
  % Senior Notes due            (the "Notes") of LaBranche & Co Inc. (the "Company")

Ladies and Gentlemen:

        Reference is hereby made to the Indenture, dated as of May 18, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

        In connection with our proposed sale of $            aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note:, which represent an interest in a 144A Global Note beneficially owned by] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferor]
By:

Authorized Signature

D-1

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TABLE OF CONTENTS
CROSS-REFERENCE TABLE
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE II THE NOTES
ARTICLE III COVENANTS
ARTICLE IV SURVIVING ENTITY
ARTICLE V OPTIONAL REDEMPTION OF NOTES
ARTICLE VI DEFAULTS AND REMEDIES
ARTICLE VII TRUSTEE
ARTICLE IV DEFEASANCE; DISCHARGE OF INDENTURE
ARTICLE IX AMENDMENTS
ARTICLE X MISCELLANEOUS
FORM OF NOTE
FORM OF REVERSE SIDE OF NOTE
ASSIGNMENT FORM
[ To be attached to Global Notes only: SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
OPTION OF HOLDER TO ELECT PURCHASE
FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144